EXHIBIT 5

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

September 21, 2004

Image Entertainment, Inc.

20525 Nordhoff Street

Suite 200

Chatsworth, California 91311-6104

Re:                             Registration Statement on Form S-8
Image Entertainment, Inc.

Ladies and Gentlemen:

As legal counsel to Image Entertainment, Inc., a California corporation (the “Registrant”), we have assisted in the preparation of the Registrant’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about September 21, 2004, in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares (the “Shares”) of the Registrant’s common stock, no par value (“Common Stock”), issuable pursuant to the Registrant’s 2004 Incentive Compensation Plan (the “Plan”).  The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.            The Restated Articles of Incorporation of the Registrant, as filed with the Secretary of State of the State of California on March 19, 1992, as amended September 16, 1999;

B.            The Amended and Restated Bylaws of the Registrant, as amended through the date hereof;

C.            Resolutions of the Board of Directors of the Registrant adopting the Plan;

D.            Resolution of the Shareholders approving the Plan;

E.             The Plan; and

F.             The Registration Statement.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through F above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when the Registration Statement has become effective, the Shares are issued and sold in accordance with the terms of the Plan, and the payment therefore has been received.

We hereby consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP